SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2008

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 1, 2008, USA Technologies, Inc. (“USA”) and First Data Merchant Services Corporation, a wholly-owned subsidiary of First Data Corporation (“First Data”), entered into a three year Joint Marketing Agreement. Pursuant to the Joint Marketing Agreement, USA and First Data agreed to jointly market and sell to vending operators and soft drink bottlers in the United States a prepaid vending solution which utilizes the e-Port of USA and the GO-Tag contactless payment presentation device of First Data. The Joint Marketing Agreement contemplates the sale to customers of up to 100,000 e-Ports and up to 25 million GO-Tag devices over the three year term of the agreement. USA would sell the e-Ports to the customers at retail pricing. The e-Ports would accept credit cards, debit cards, and contactless cards as well as the GO-Tag contactless devices of First Data.

At the time of entering into the Joint Marketing Agreement, USA issued to First Data performance–based warrants to purchase up to 1,500,000 shares of Common Stock of USA. First Data would have the right to purchase 500,000 of such shares within two years of issuance at $5.25 per share (the “A Warrants”), and 1,000,000 of such shares within three years of issuance at $6.00 per share (the “B Warrants”). The A Warrants are only exercisable by First Data if a minimum of 20,000 e-Ports are sold to a customer pursuant to the Joint Marketing Agreement prior to the expiration of the A Warrants. The B Warrants are only exercisable by First Data if the A Warrants become exercisable and if a minimum of 15,000 additional e-Ports are sold to a customer pursuant to the Joint Marketing Agreement following the date on which the A Warrants become exercisable and prior to the expiration of the B Warrants.

The Joint Marketing Agreement provides that First Data has the pre-emptive right for a period of three years to purchase that number of securities being offered for sale by the Company during such three year period in order to maintain its pro-rata portion of the Common Stock of the Company following the issuance of any securities to be sold by the Company in any such subsequent securities offering.

On October 1, 2008, USA and First Data Prepaid Services, an affiliate of First Data Corporation, entered into a three year Referral Agreement pursuant to which First Data Prepaid Services would provide processing services for the GO-Tag devices sold to customers under the Joint Marketing Agreement. USA and the customer would enter into a separate processing agreement pursuant to which USA would process all transactions other than those related to the GO-Tag devices.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer
Dated: October 6, 2008